Exhibit 16
                JEFFERSON GROWTH AND INCOME FUND

       SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

                          TOTAL RETURN


WITHOUT SALES CHARGE:  CLASS A SHARES
     FOR THE PERIOD SEPTEMBER 1, 1995        (commencement of operations)
               TO OCTOBER 31, 1995

     Total Return = (Ending Redeemable Value / Initial Value)-1
     Total Return = (1,004.00/1,000.00)-1
     Total Return = 0.40%

WITHOUT CONTINGENT DEFERRED SALES CHARGE:  CLASS B SHARES
     FOR THE PERIOD SEPTEMBER 1, 1995        (commencement of operations)
               TO OCTOBER 31, 1995

     Total Return = (Ending Redeemable Value / Initial Value)-1
     Total Return = (1,003.00/1,000.00)-1
     Total Return =      0.30%

WITH MAXIMUM FRONT END SALES CHARGE
     FOR THE PERIOD SEPTEMBER 1, 1995        (commencement of operations)
               TO OCTOBER 31, 1995

     Total Return = (Ending Redeemable Value / Initial Value)-1
     Total Return = (948.96/1,000.00)-1
     Total Return =      -5.10%

WITH MAXIMUM CONTINGENT DEFERRED SALES CHARGE
     FOR THE PERIOD SEPTEMBER 1, 1995        (commencement of operations)
               TO OCTOBER 31, 1995

     Total Return = (Ending Redeemable Value / Initial Value)-1
     Total Return = (953.00/1,000.00)-1
     Total Return = -4.70%